                                                                     Exhibit 4.2

                  SERIES F PREFERRED STOCK PURCHASE AGREEMENT


     This SERIES F PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made
                                                             ---------
and entered into as of May 3, 2000, by and among Extricity, Inc., a California corporation (the "Company"), and the parties listed on the Schedule of Investors
                  -------
attached to this Agreement as Exhibit A (each hereinafter individually referred
                              ---------
to as an "Investor" and collectively referred to as the "Investors").
          --------                                       ---------

                                   RECITALS
                                   --------

     WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Series F Preferred Stock on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Agreement to Purchase and Sell Stock.
          ------------------------------------

          1.1  Authorization.  As of the Closing (as defined below) the Company
               -------------
will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 7,751,938 shares of the Company's Series F Preferred Stock, no par value (the "Series F Stock") having the rights, preferences, privileges
                   --------------
and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit B (the "Restated
                                             ---------       --------
Articles").
--------

          1.2  Agreement to Purchase and Sell.  The Company agrees to sell to
               ------------------------------
each Investor at the Closing, and each Investor agrees severally and not jointly, to purchase from the Company at the Closing, the number of shares of Series F Stock set forth beside such Investor's name on Exhibit A, at a price of
                                                        ---------
$6.45 per share. The shares of Series F Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased
                                                                    ---------
Shares" and the shares of Common Stock issuable upon conversion of the Purchased
------
Shares will be collectively hereinafter referred to as the "Conversion Shares".
                                                            -----------------

     2.   Closing.
          -------

          2.1  The Closing.  The purchase and sale of the Purchased Shares will
               -----------
take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301-1825, at 10:00 a.m. Pacific Time, on May 2, 2000 or at such other time and place as the Company and the Investors who have agreed to purchase at least a majority of the Purchased Shares mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the
                                                         -------
Closing, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder against delivery to the Company by such Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to such Investor, or (iv) any combination of the foregoing.

          2.2  Additional Closing(s)
               ---------------------

               (a)  Conditions of Additional Closing(s).  At any time and from
                    -----------------------------------
 time to time during the ninety (90) day period immediately following the Closing (the "Additional Closing Period"), the Company may, at one or more
              -------------------------
additional closings (each an "Additional Closing"), without obtaining the
                              ------------------
signature, consent or permission of any of the Investors, offer and sell to other investors ("New Investors"), at a price of $6.45, up to that number of
                  -------------
shares of Series F Stock that is equal to 7,751,938 shares of Series F Stock less the number of shares of Series F Stock actually issued and sold by the Company at the Closing. New Investors may include persons or entities who are already Investors under this Agreement.

               (b)  Additional Signatories.  The Company and the New Investors
                    ----------------------
purchasing Series F Stock at each Additional Closing will execute counterpart signature pages to this Agreement and the Investors' Rights Agreement (as defined in Section 5.11). Such New Investors will, upon delivery to the Company of such signature pages, become parties to, and be bound by, this Agreement and the Investors' Rights Agreement each to the same extent as if they had been Investors at the Closing. The Company will not be obligated to update its Schedule of Exceptions, Compliance Certificate or Legal Opinion for the Additional Closing.

               (c)  Status of New Investors.  Upon completion of each Additional
                    -----------------------
Closing as provided in this Section 2, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement and the Investors' Rights Agreement.

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Investors that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as
                         ----------------------
Exhibit C (which Schedule of Exceptions shall be deemed to be representations
---------
and warranties to the Investors by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and correct:

          3.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations. The Company has the corporate power and authority to enter into and perform this Agreement and the Investors' Rights Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

          3.2  Capitalization.  Immediately prior to the Closing the
               --------------
capitalization of the Company will consist of the following:

               (a)  Preferred Stock.  A total of 18,046,756 authorized shares of
                    ---------------
preferred stock, no par value per share (the "Preferred Stock"), consisting of
                                              ---------------
3,055,000 shares designated as Series A Preferred Stock ("Series A Stock"),
                                                          --------------
3,055,000 of which will be issued and outstanding, 1,976,469 shares designated as Series B Preferred Stock ("Series B Stock"), 1,976,469 of which will be
                              --------------
issued and outstanding, 2,055,760 shares designated as Series C

Preferred Stock ("Series C Stock"), 1,954,937 of which will be issued and
                  --------------
outstanding, 1,187,575 shares designated as Series D Preferred Stock ("Series D
                                                                       --------
Stock"), 1,187,575 of which will be issued and outstanding, 2,051,846 shares
-----
designated as Series E Stock ("Series E Stock"), 2,031,846 of which will be
                               --------------
issued and outstanding, and 7,800,000 shares designated as Series F Stock ("Series F Stock"), none of which will be issued and outstanding. The rights,
  --------------
preferences and privileges of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock and the Series F Stock will be as stated in the Restated Articles and as provided by law.

          (b) Common Stock.  A total of 50,000,000 authorized shares of common
              ------------
stock, no par value per share (the "Common Stock"), of which 9,638,036 shares
                                    ------------
will be issued and outstanding.

          (c) Options, Warrants, Reserved Shares.  Except for:  (i) the
              ----------------------------------
conversion privileges of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock and the Series F Stock; (ii) the 8,740,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan, as amended, of which 6,904,656 shares of Common Stock were granted and exercised (reflected in the number set forth in Section 3.2(b) above), and options to purchase 1,482,955 shares are outstanding; (iii) the 46,666 shares of Common Stock subject to outstanding warrants; (iv) the 100,823 shares of Series C Preferred Stock subject to outstanding warrants; (v) the 20,000 shares of Series E Preferred Stock subject to an outstanding warrant; and
(vi) the rights of first refusal (the "Existing Refusal Rights") granted to
                                       -----------------------
certain investors under Section 3 of that certain Fourth Investors' Rights Agreement dated November 29, 1999 by and among the Company and such investors (the "Existing Rights Agreement"); there are not outstanding any options,
      -------------------------
warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), and except for rights of first refusal and rights of repurchase held by the Company to purchase shares of its stock issued under the Company's 1996 Stock Option Plan, as amended, and stock purchase agreements, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

          (d) Section 3.2(d) of the Disclosure Schedule sets forth a complete list of all outstanding shareholders, option holders and other security holders of the Company as of the date hereof.

     3.3  Subsidiaries.  The Company does not presently own or control,
          ------------
directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.4  Due Authorization.  All corporate action on the part of the Company,
          -----------------
its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Investors'

Rights Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

          3.5  Valid Issuance of Stock.
               -----------------------

               (a) The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable. Except as otherwise set forth in this Agreement, the Investors' Rights Agreement, and/or applicable state or federal securities laws, the Purchased Shares when issued, sold and delivered, and the Conversion Shares upon issuance, will have no other restrictions on transfer imposed by the Company.

               (b) Based in part on the representations made by the Investors in
Section 4 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by Investors or other parties) the Conversion Shares will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the registration and qualification requirements of
              --------
all applicable securities laws (provided that, with respect to the Conversion
                                -------- ----
Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Shares upon conversion thereof in accordance with the Restated Articles).

               (c) The outstanding shares of Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          3.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Investors' Rights Agreement except for:
                                                                  ------ ---
(i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law"), which filing will be effected within the time prescribed
                 ---
by law; and (ii) such other qualifications or filings under the 1933 Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.
All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

          3.7  Litigation.  There is no action, suit, proceeding, claim,
               ----------
arbitration or investigation ("Action") pending (or, to the best of the
                               ------
Company's knowledge, currently threatened) against: (i) the Company, its activities, properties or assets or (ii) to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. The Company is not aware of any basis for any such Action. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

          3.8  Invention Assignment and Confidentiality Agreement.  Each former
               --------------------------------------------------
and current officer, director, employee and consultant of the Company has entered into and executed an Invention Assignment and Confidentiality Agreement in the form attached to this Agreement as Exhibit D or an employment or
                                          ---------
consulting agreement containing substantially similar terms, and no exceptions have been taken by any such former or current officer, director, employee or consultant to the terms of such an agreement. The Company, after reasonable inquiry, is not aware that any of its former or current officers, directors, employees or consultants are in violation of such an agreement.

          3.9  Status of Proprietary Assets.
               ----------------------------

               (a)  Status.  The Company is not aware that any of its employees
                    ------
is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets"),
                                                           ------------------
necessary to enable it to carry on its business as now conducted and as proposed to be conducted in its Business Plan without any conflict with or infringement of the rights of others.

               (b)  Licenses; Other Agreements. The Company has not granted, and
                    --------------------------
there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

          (c) No third party has any ownership right, title, interest, claim in or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

          (d)  No Infringement.  To the best of the Company's knowledge, the
               ---------------
Company has not violated or infringed, and is not currently violating or infringing, any Proprietary Asset of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

          (e)  No Breach by Employees.  To the best of the Company's knowledge,
               ----------------------
at no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's rights in such Proprietary Assets.

     3.10 Compliance with Law and Charter Documents.  The Company is not in
          -----------------------------------------
violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, or any instrument, judgment ,order, writ, decree or material contract of the Company, to which the Company is a party or by which it is bound and to the best of the Company's knowledge, except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Articles of Incorporation or Bylaws, or any instrument, judgment ,order, writ, decree or material contract of the Company, to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

     3.11 Registration Rights.  Except as provided in the Investors' Rights
          -------------------
Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other
                                                       ---
governmental authority.


          3.12 Title to Property and Assets.  The properties and assets the
               ----------------------------
Company purports to own are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not materially affect the properties and assets of the Company. With respect to any property or assets it leases, the Company is in material compliance with such leases, and, to the Company's actual knowledge, without further investigation or any search of recorded filings in any jurisdiction, the Company's direct interests, including, without limitation, all expected uses and quiet enjoyment thereof, in such leased property or assets are free of any third party claims or encumbrances, other than such claims and encumbrances as may be placed thereon by the lessor or owner of such property or asset, or such lessor's or owner's creditors, in their ordinary course of business.

          3.13 Financial Statements.  Attached to this Agreement as Exhibit E is
               --------------------                                 ---------
an audited balance sheet of the Company dated March 31, 1999, and an audited income statement and statement of cash flows of the Company for its fiscal year ended March 31, 1999, and an unaudited balance sheet of the Company dated March 31, 2000 (the "Balance Sheet Date") and an unaudited income statement of the
               ------------------
Company for the fiscal year ended March 31, 2000 (all such financial statements being collectively referred to herein as the "Financial Statements"). Such
                                              --------------------
Financial Statements (i) are in accordance with the books and records of the Company; (ii) are true, correct and complete and present fairly the financial condition of the Company at the date or dates thereon indicated and the results of operations for the period or periods thereon specified; and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that the unaudited financial statements omit notes and are subject to normal year-end audit adjustments.

          3.14 Certain Actions.  Since the Balance Sheet Date, the Company has
               ---------------
not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate;
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses; (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (v) entered into any material transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

          3.15 Activities Since Balance Sheet Date.  Since the Balance Sheet
               -----------------------------------
Date, there has not been:

          (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

          (b) any waiver by the Company of a valuable right or of a material debt owed to it;

          (c) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

          (d) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company;

          (e) any deferred compensation charge or tax withholding obligation incurred on any shares of Common Stock issued to date;

          (f) any resignation or termination of any executive officers or key employees of the Company;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, or any rights therein, except in the ordinary course of business; or

          (h) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or the business of the Company.

    3.16  ERISA Plans.  The Company does not have any Employee Pension
          -----------
Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

     3.17 Insurance.  The Company has in full force and effect fire and casualty
          ---------
insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     3.18 Tax Returns and Payments.  The Company has timely filed all tax
          ------------------------
returns and reports required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Schedule of Exceptions.

   The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

          3.19 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

          3.20 Real Property Holding Corporation Status.  Since its inception
               ----------------------------------------
the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service
      -----------
all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

          3.21 Obligations of Management.  Each officer of the Company is
               -------------------------
currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

          3.22 Full Disclosure.  This Agreement, the Exhibits hereto, the
               ---------------
Investors' Rights Agreement, and all other documents delivered by the Company to Investors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.23 Qualified Small Business.  The Company represents and warrants to
               ------------------------
the Investors that, to the best of its knowledge, the Purchased Shares will qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof.
                                                ----
The Company will use all reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations. The Company will use all reasonable efforts to extend the time periods for repurchases of stock from employees which have left the Company if necessary to qualify under
Section 1202(c) of the Code so long as obtaining such an extension does not limit or restrict the ability of the Company to repurchase such stock at the original purchase price at a later time.

          3.24 Agreements; Action.
               ------------------

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which involve: (i) obligations of or payments to the Company in excess of $100,000; (ii) the license of any intellectual property to or from the Company; (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of intellectual property rights.

          (c) The Company has not: (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; and (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

          (d) For purposes of this section, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual and aggregate minimum dollar amounts of this section.

     3.25 Related-Party Transactions.  No employee, officer or director of the
          --------------------------
Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     3.26 Employment Agreements.  No employee has any agreement or
          ---------------------
contract, written or verbal, regarding his or her employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

          3.27 Section 83(b) Elections. To the Company's knowledge, all
               -----------------------
elections and notices permitted by Section 83(b) of the Internal Revenue Code have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

     4.   Representations, Warranties and Certain Agreements of Investors. Each
          ---------------------------------------------------------------
Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

          4.1  Authorization. This Agreement constitutes such Investor's valid
               -------------
and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement.

          4.2  Purchase for Own Account. The Purchased Shares to be purchased
               ------------------------
by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

          4.3  Disclosure of Information. Such Investor believes it has received
               -------------------------
or such investor has had full opportunity to access all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

          4.4  Investment Experience. Such Investor understands that the
               ---------------------
purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

          4.5  Accredited Investor Status. Unless otherwise expressly indicated
               --------------------------
on Exhibit A to this Agreement, such Investor is an "accredited investor" within
   ---------
the meaning of Regulation D promulgated under the 1933 Act.

          4.6  Restricted Securities. Such Investor understands that the
               ---------------------
Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 promulgated by the SEC under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investors' Rights Agreement. Such Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares or the Conversion Shares.

          4.7  Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

               (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A, (ii) for any transfer of Purchased Shares or Conversion Shares by an Investor that is a partnership, a corporation, an affiliate or a limited liability corporation ("LLC") to (A) a partner of such partnership,
                                ---
shareholder of such corporation, affiliate of such Investor, or member of such LLC, (B) a retired partner or member of such partnership or LLC who retires after the date hereof, (C) the estate of any such partner, shareholder or member, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for the primary benefit of any of the foregoing; provided that with respect to
                                                 --------
transactions pursuant to clauses (ii) and (iii) of this sentence, the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

          4.8  Legends. It is understood that the certificates evidencing the
               -------
Purchased Shares and the Conversion Shares will bear the legends, subject to
Section 4.7 above, set forth below:

               (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws, including a legend substantially in the form of the following:

          THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON APPROVAL OF A MAJORITY OF THE COMPANY'S PREFERRED STOCK, ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S ARTICLES OF INCORPORATION. A COPY OF SUCH ARTICLES OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

               (c) If the Investor is a resident of the State of Georgia, a legend substantially in the form of the following:

          THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

     The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, to the extent required by Section 4.7 above, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares.

     5.   Conditions to Investors' Obligations at Closing. The obligations of
          -----------------------------------------------
each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the
Investors:

          5.1  Representations and Warranties True. Each of the representations
               -----------------------------------
and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          5.2  Performance. The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          5.3  Restated Articles Effective. The Restated Articles shall have
               ---------------------------
been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of California.

          5.4  No Material Change. There shall have been no material adverse
               ------------------
change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors in writing.

          5.5  Compliance Certificate. The Company shall have delivered to each
               ----------------------
Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.4 have been fulfilled.

          5.6  Securities Exemptions. The offer and sale of the Purchased Shares
               ---------------------
to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

          5.7  Proceedings and Documents. All corporate and other proceedings in
               -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

               (a)  Certified Charter Documents. A copy of the Restated Articles
                    ---------------------------
and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

               (b)  Corporate Actions. A copy of the resolutions of the Board of
                    -----------------
Directors and, if required, the shareholders of the Company evidencing the amendment to the Company's Articles of Incorporation providing for the authorization of the Series F Stock, the approval of this Agreement and the Investors' Rights Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, certified by the Secretary of the Company to be true, complete and correct.

          5.8  Bylaws. The Bylaws of the Company shall be in the form previously
               ------
presented to special counsel to the Investors and shall provide that the authorized number of members of the Board of Directors of the Company shall be a variable number between five (5) and seven (7) persons and shall be set at five
(5) as of the Closing.

          5.9  Board of Directors. The directors of the Company at the Closing
               ------------------
shall consist of Barry M. Ariko, Bruce Bourbon, B. J. Cassin, Neal Dempsey and Kenneth Ross.

          5.10 Opinion of Company Counsel. Each Investor shall have received an
               --------------------------
opinion from Gray Cary Ware & Freidenrich LLP, counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit F.
                                                           ---------

          5.11 Investors' Rights Agreement. The Company, each Investor and a
               ---------------------------
sufficient number of other investors necessary to amend the Existing Rights Agreement shall have executed and delivered the Fifth Restated Investors' Rights Agreement in the form attached to this Agreement as Exhibit G (the "Investors'
                                                    ---------       ----------
Rights Agreement").
----------------

          5.12 Board Observation Rights. The Company shall have executed and
               ------------------------
delivered a letter to Charter Growth Capital II, L.P. and to Broadview Capital Partners substantially in the form set forth in Exhibit H, pursuant to which a
                                                ---------
designee of each Investor shall have the right to attend all meetings of the Board of Directors of the Company, in person or by telephone, in a non-voting advisory capacity and the right to examine Company records.

          5.13 Existing Refusal Rights. The Existing Refusal Rights (as defined
               -----------------------
in Section 3.2) as they apply to the Purchased Shares shall have been waived to the extent called for and described in Section 3.6 of the Investors' Rights Agreement.

     6.   Conditions to the Company's Obligations at Closing. The obligations of
          --------------------------------------------------
the Company to each Investor under this Agreement are subject to the fulfillment by each such Investor or waiver by the Company on or before the Closing of each of the following conditions:

          6.1  Representations and Warranties. The representations and
               ------------------------------
warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Payment of Purchase Price. Each Investor shall have delivered to
               -------------------------
the Company the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2.

          6.3  Restated Articles Effective. The Restated Articles shall have
               ---------------------------
been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of California.

          6.4  Securities Exemptions. The offer and sale of the Purchased Shares
               ---------------------
to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

          6.5  Board of Directors. The directors of the Company at the Closing
               ------------------
shall consist of Barry M. Ariko, Bruce Bourbon, B. J. Cassin, Neal Dempsey and Kenneth Ross.

          6.6  Investors' Rights Agreement. The Company and each Investor shall
               ---------------------------
have executed and delivered the Investors' Rights Agreement.

          6.7  Proceedings and Documents. All corporate and other proceedings in
               -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

          6.8  Existing Refusal Rights. The Existing Refusal Rights (as defined
               -----------------------
in Section 3.2) as they apply to the Purchased Shares shall have been waived to the extent called for and described in Section 3.6 of the Investors' Rights Agreement.

          6.9  Minimum Purchases. The Company shall have received not less than
               -----------------
$22,000,001.85 from Investors, representing the issuance and sale, pursuant to this Agreement, of not less than 3,410,853 shares of Series F Stock.

     7.   Post Closing Covenants of the Company.
          -------------------------------------

          7.1  Employee Invention Agreements. The Company shall require all
               -----------------------------
future officers, directors, and employees of, and consultants to, the Company to execute and deliver an Employee Invention Assignment and Confidentiality Agreement in substantially the form of Exhibit D.
                                       ---------

          7.2  Qualified Small Business Stock. The Company covenants that so
               ------------------------------
long as any of the Purchased Shares, or the Common Stock into which such shares are converted, are held by an Investor (or a transferee in whose hands such Purchased Shares or Common Stock are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended), it will use all reasonable efforts (including complying with any applicable filing or reporting requirements imposed by the Code on issuers of Qualified Small Business Stock) to cause the Purchased Shares, or the Common Stock into which they are converted, to qualify as Qualified Small Business Stock; provided, however, that "reasonable efforts" as used in this Section 7.3 shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

          7.3  Election of Independent Board Member. Of the two members of the
               ------------------------------------
Board of Directors that holders of Common Stock may elect, one shall (in accordance with the Investors' Rights Agreement) be an independent director that is nominated by the management of the Company and that is reasonably acceptable to the directors elected by the holders of the Preferred Stock or to the Investors (as such term is defined in the Investors' Rights Agreement).

     8.   Miscellaneous.
          -------------

          8.1  Survival of Warranties. The representations, warranties and
               ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

          8.2  Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          8.3  Governing Law. This Agreement shall be governed by and construed
               -------------
under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

          8.4  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5  Headings. The headings and captions used in this Agreement are
               --------
used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          8.6  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile; or (iii) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or with a commercial overnight carrier and addressed to the party to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at 555 Twin Dolphin Drive, Suite 600, Redwood Shores, California 94065, or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

          8.7  No Finder's Fees. Each party represents that it neither is nor
               ----------------
will be obligated for any finder's or broker's fee or commission in connection with this transaction. The payment of any finder's or broker's fee or commission arising in connection with this transaction shall be the sole and exclusive obligation of the party who contracted for, or is otherwise responsible for engaging, the services of such finder or broker. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.8  Costs, Expenses. The Company shall pay in connection with the
               ---------------
preparation, execution and delivery of this Agreement and the issuance of the Purchased Shares at the Closing, Brobeck, Phleger & Harrison LLP a set fee of $10,000 and reasonable expenses.

          8.9  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Conversion Shares representing at least a majority of the aggregate number of shares of Common Stock into which the Purchased Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144 or Rule 144A). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares and/or Conversion Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that
                                                        --------  -------
no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto.

          8.10 Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          8.11 Waiver of Conflict of Interest. Each Investor and the Company are
               -------------------------------
aware that Gray Cary Ware & Freidenrich LLP ("GCWF") and Brobeck, Phleger &
                                              ----
Harrison LLP ("BPH") may have previously performed and may continue to perform
               ---
certain legal services for certain of the parties to this Agreement and agreements referred to herein. Each of GCWF and BPH also may have obtained confidential information of any such party material to GCWF's representation of the Company and BPH's representation of the Investors in connection with this Agreement and the transactions hereunder. In addition, each of GCWF Investment Partnership, an affiliate of GCWF, and BPH Investment Partnership, an affiliate of BPH, may be investing as an Investor hereunder under the terms of this Agreement. By signing this Agreement, each Investor and the Company hereby waives any conflict of interest arising out of such representation or such possession of confidential information and consents to such investment. Each Investor and the Company further represents that each has had the opportunity to be or has been represented by independent counsel in giving the waivers contained in this Section 8.11.

          8.12 Entire Agreement. This Agreement, together with all exhibits and
               ----------------
schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

          8.13 Further Assurances. From and after the date of this Agreement,
               ------------------
upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

             [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:
-----------

Extricity, Inc.,
a California corporation

By: ______________________________
    Barry M. Ariko, President


THE INVESTORS:
-------------
Charter Growth Capital II, L.P.                           Broadview Capital Partners Qualified
                                                          Purchaser Fund, L.P.

    By: CGC Partners II
                                                             By:     Broadview Capital Partners
                                                                     Management LLC
    By: ______________________________________               Its:    General Partner
         George H. Bischof, General Partner

                                                             By:     ___________________________________________
                                                             Name:   ___________________________________________
                                                             Title:  Member

CGC Investors II QP, L.P.                                 Broadview Capital Partners, L.P.
    By:  CGC Partners II
                                                             By:     Broadview Capital Partners
                                                                     Management LLC
                                                             Its:    General Partner
    By: _______________________________________
        George H. Bischof, General Partner
                                                             By:     ___________________________________________
                                                             Name:   ___________________________________________
                                                             Title:  Member

CGC Investors II A, L.P.                                  Broadview Capital Partners Affiliates Fund, LLC
By:  CGC Partners II                                          By:    Broadview Capital Partners
                                                                     Management LLC
    By: ________________________________________              Its:   Manager
         George H. Bischof, General Partner

                                                             By:    ____________________________________________
                                                             Name:  ____________________________________________
                                                             Title:  Member

Aspen Tech                                              Broadview BCPSBS Fund, L.P.
                                                             By:    Broadview Capital Partners
By: _________________________________________                       Management LLC
                                                             Its:   Manager
Title: Member, General Partner
       ----------------------

                                                             By:__________________________________________
                                                             Name:________________________________________
                                                             Title: Member
WingSpring

By: _________________________________________           By: ______________________________________________

Title: Member, General Partner                              __________________________________, individual
       ----------------------

Manugistics

By: _________________________________________

Title: Member, General Partner
       ----------------------


Robertson, Stephens

By: _________________________________________

Title: Member, General Partner
       ----------------------

GCWF Investment Partners II
By GCWF Investments LLC, Managing Partner
   By: Gregory M. Gallo, President & CFO

______________________________________________

TCV IV, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management IV, L.L.C.,
Its:  General Partner

By: __________________________________________
    Name:  Carla S. Newell
    Title:  Attorney in Fact

RRE Investors, L.P.                                 RRE Investors Fund, L.P.

By: ______________________________________          By: __________________________________________
Title: Member, General Partner                      Title: Member, General Partner


Bay Partners SBIC, L.P.                             Telos Venture Partners, L.P.

By:  Bay Management Company 1995, its General
     Partner
                                                    By: ___________________________________________
By:  ________________________________________            Bruce R. Bourbon, General Partner
     _______________________, General Partner

Bay Partners LS Fund, L.P.                          Vector Capital, L.P.

     By: ____________________________________       By:  Vector Capital Partners, LLC
     Name: __________________________________
Title: ______________________________________       By:  ___________________________________________
                                                         Alexander R. Slusky, Managing Member

                                                    Piper Jaffray Technology Capital SBIC, L.P.
Donald. C Hichens
                                                    By:  Piper Ventures Capital, Inc.,
---------------------------------------------            its General Partner

                                                    By: _____________________________________________
                                                         Gary J. Blauer
                                                         Vice President

Timothy A. Woodward                                 Brendan Joseph Cassin, Trustee of the Robert
                                                    Sean Cassin Trust U/D/T dated 2/20/97
______________________________________________

                                                    By: ________________________________________
                                                         B. J. Cassin, Trustee

Brendan Joseph Cassin and Isabel B. Cassin,         Saint Francis Growth Fund
Trustees of the Cassin Family Trust U/T/D dated
January 31, 1996
                                                    By: _________________________________________

By: ___________________________________________     Title: ______________________________________
    B. J. Cassin, Trustee



Saint Mary's College of California                  Stanford University

By: __________________________________________      By: __________________________________________

Title: _______________________________________      Title: _______________________________________


Eagle Ventures II, LLC                              Crescendo II, L.P.

By: __________________________________________      By:  ______________________, its General Partner
    R. David Spreng, President
                                                    By:  ________________________________________
                                                         R. David Spreng, President

Ronald P. Antipa                                    Ray Bingham

_____________________________________________       _____________________________________________


James A. Chafoulias                                 Joe Costello

_____________________________________________       _____________________________________________


Gerald C. Down                                      Larry G. Gerdes

______________________________________________      _____________________________________________


                                                         Paul K. Joas

                                                         _____________________________________________



Donald L. Lucas, SUCC TTEE Donald L.                     Richard M. Lucas Cancer Foundation
Lucas Profit Sharing Trust DTD 1/1/84
                                                         By: _________________________________________

By: _______________________________________              Title: ______________________________________

Title:_____________________________________

Byron A. Gregerson                                       Alberto Perez

___________________________________________              _____________________________________________



Noel Rahn                                                RWI Group II, L.P.

-------------------------------------------              By: _________________________________________
                                                             Donald A. Lucas, General Partner


F & W Investments 2000                                   Gregory V. Vaughan

By: _______________________________________              ---------------------------------------------

Name: _____________________________________

Title: ____________________________________


Bert L. Zaccaria                                         Isaac Stein and Madelein Johnson Stein,
                                                         Trustees of the Stein 1995 Revocable Trust
____________________________________________
                                                         By: _________________________________________

                                                         Title:_______________________________________

Cambridge Technology Capital

   By: _______________________________________

   Name: _____________________________________

   Title: ____________________________________

Chancellor Private Capital Partners III, L.P.                 Citiventure 96 Partnership, L.P.
By:  CPCP Associates, L.P., its General Partner               By:  INVESCO Private Capital, Inc., as
By:  INVESCO Private Capital, Inc., its General               Investment Advisor and Attorney-in-Fact
     Partner

By: __________________________________________                By: __________________________________________

     Name: ___________________________________                    Name: ____________________________________

     Title ___________________________________                    Title: ___________________________________

Chancellor Private Capital Offshore Partners II,              Chancellor Private Capital Offshore Partners
 L.P.                                                         I, C V
By:  CPCO Associates, L.P., its Investment                    By:  Chancellor KME IV, L.P., its Investment
 General Partner                                              General Partner
By:  INVESCO Private Capital, Inc., its General               By:  INVESCO Private Capital, Inc., its
 Partner                                                      General Partner

By: __________________________________________                By: ____________________________________________

    Name: ____________________________________                    Name: ______________________________________

    Title: ___________________________________                    Title: _____________________________________

Anne Marie Jasse & Bruce Fram,                                Ken Goldman
Community Property

By: __________________________________________                _______________________________________________

Title: _______________________________________

Intel 64 Fund, LLC
By:  Intel 64 Fund Operations, Inc.,
     its Coordinating Member

     By: ______________________________________
          Arvind Sodhani
          Vice President and Treasurer

SAP America, Inc.                                        Motete Corporation

                                                         By: _________________________________________

   By: ________________________________________          Title: ______________________________________

   Name: ______________________________________

   Title: _____________________________________



Sand Hill Financial Company                              Liberty Environmental Partners, L.P.

By: __________________________________________           By: _________________________________________

Title: _______________________________________           Name:  __________________, General Partner


Aaron Ross                                               Alison Ross

______________________________________________           _____________________________________________



Catherine Ross                                           David Ross

______________________________________________           _____________________________________________



Jeffrey O. Henley & Judy Henley TTEEs, Jeffrey           Arlene B. Tenenbaum and Joshua B. Tenenbaum
 and Judy Henley Trust I dtd 10/23/89                    as Trustees of the Jay M. Tenenbaum
                                                         Technology Trust

By: __________________________________________

Title: _______________________________________           By: __________________________________________

                                                         Title: _______________________________________

                  SERIES F PREFERRED STOCK PURCHASE AGREEMENT


                                LIST OF EXHIBITS
                                ----------------



     Exhibit A   -   Schedule of Investors

     Exhibit B   -   Amended and Restated Articles of Incorporation

     Exhibit C   -   Schedule of Exceptions

     Exhibit D   -   Form of Invention Assignment and Confidentiality Agreement

     Exhibit E   -   Financial Statements

     Exhibit F   -   Form of Opinion of Company Counsel

     Exhibit G   -   Fifth Restated Investors' Rights Agreement

     Exhibit H   -   Board Observation Rights Letter

                                   Exhibit A
                                   ---------


                             SCHEDULE OF INVESTORS

                                   Exhibit B
                                   ---------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   Exhibit C
                                   ---------

                            SCHEDULE OF EXCEPTIONS

                                   Exhibit D
                                   ---------

          FORM OF INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

                                   Exhibit E
                                   ---------

                             FINANCIAL STATEMENTS

                                   Exhibit F
                                   ---------

                      FORM OF OPINION OF COMPANY COUNSEL

                                   Exhibit G
                                   ---------

                  FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT

                                   Exhibit H
                                   ---------

                        BOARD OBSERVATION RIGHTS LETTER